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                                                                     EXHIBIT 2.1

A copy of the Agreement and Plan of Merger among the Registrant, Bronco Acquisition, Inc., Ecrix Corporation, certain investors and certain lenders, dated August 22, 2001, has been filed as Appendix A to the proxy statement/prospectus that forms a part of this Registration Statement on Form S-4. Included with this Appendix are the following Exhibits to the Merger
Agreement:

Filed:

         Exhibit 1.3                        Certificate of Merger
         Exhibit 2.1                        Form of Notes
         Exhibit 3.1.1(a)                   Parent H Certificate
         Exhibit 3.1.2                      Investor Purchase Schedule
         Exhibit 3.4                        Registration Rights Agreement
         Exhibit 6.5(b)                     Rights Agreement Amendment
         Exhibit 7.10                       Affiliate Letter
         Exhibit 7.16                       Lock Up Agreement

The Registrant hereby agrees to furnish supplementally a copy of the following omitted Exhibits:

         Exhibit 4                          Company Disclosure Memorandum
         Exhibit 6                          Exabyte Corporation Schedule Index